Exhibit 99.1

NEOFORMA REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

Company generates $6.0 million in total cash flow during the quarter

SAN JOSE, CA – October 21, 2003 – Neoforma, Inc. (Nasdaq: NEOF), a leading provider of Web-based supply chain management solutions for the healthcare industry, generated revenue of $2.9 million on a generally accepted accounting principles (GAAP) basis in the third quarter ended September 30, 2003, an increase over the $1.4 million reported in the same quarter of 2002. Neoforma generated adjusted revenue of $20.5 million in the third quarter of 2003, excluding the impact of Emerging Issues Task Force Abstract No. 01-9 (EITF No. 01-9), an increase from the $20.1 million reported in the same quarter in the prior year.

In accordance with GAAP, for the third quarter of 2003, Neoforma’s net loss and net loss per share equaled $15.6 million and $0.85, respectively, representing an improvement over the $21.1 million net loss and $1.24 net loss per share in the third quarter of 2002. Adjusted net income and net income per share for the third quarter of 2003 were $5.6 million and $0.30 per share, respectively, as compared to the $5.3 million and $0.31, respectively, recorded in the third quarter of 2002.

Neoforma’s adjusted financial information, which is not in accordance with GAAP, excludes the application of EITF No. 01-9 and certain expenses, gains and losses. Adjusted financial information serves as a measure of the performance of Neoforma’s ongoing core operations. A description of the adjusted financial information for the periods presented and reconciliation of these results to GAAP financial information are included in the attached financial statements and available in the investor relations section of Neoforma’s Web site at http://investor.neoforma.com.

“Neoforma helps the healthcare supply chain operate more efficiently by automating our customers’ manual processes and facilitating collaboration between hospitals, manufacturers, distributors and group purchasing organizations,” says Bob Zollars, chairman and chief executive officer. “Using Neoforma’s easy-to-deploy solutions, our customers can turn data into actionable information, which provides immediate value. In the third quarter, we continued to measure and document this value with our customers.”

Third Quarter 2003 Highlights

Neoforma made significant operational and strategic progress during the third quarter. During the quarter, the Company:

•	Amended the outsourcing and operating agreement with Novation, VHA Inc. and University HealthSystem Consortium (UHC) to simplify the basis on which Neoforma earns fees from Novation,

increase Neoforma’s responsibility for managing relationships with suppliers and clarify the rights to data collected by Neoforma’s solutions;

•	Continued the diversification of Neoforma’s revenue streams;

•	Made wireless technology available as part of Neoforma Materials Management Solution™;

•	Entered into an agreement with McKesson Information Solutions to develop certified integration between Neoforma’s and McKesson’s complementary supply chain management technologies;

•	Signed a definitive asset purchase agreement to acquire substantially all the assets of I-many, Inc.’s Health & Life Sciences business;

•	Brought additional financial expertise to the board of directors with the appointment of Wayne B. Lowell to the board and its audit and compensation committees; and

•	Supported $2.2 billion in marketplace volume.

Third Quarter 2003 Financial Results

For the third quarter ended September 30, 2003, on a GAAP basis, Neoforma’s $2.9 million in total revenue consisted of $1.0 million in Marketplace revenue and $1.9 million in Trading Partner Services revenue. Marketplace revenue and Trading Partner Services revenue increased from the $0.2 million and $1.2 million, respectively, recorded in the same quarter in the prior year.

On an adjusted basis, excluding the application of EITF No. 01-9, Neoforma’s revenue for the third quarter was $20.5 million, comprised of $18.3 million in Marketplace revenue and $2.1 million in Trading Partner Services revenue. Adjusted Marketplace revenue decreased from the $18.7 million recorded in the third quarter of 2002, due to a decline of approximately $1.2 million in related party revenue as a result of a scheduled reduction in the quarterly maximum payment under the Company’s outsourcing and operating agreement with Novation, VHA and UHC. This decline was partially offset by a $768,000 increase in revenue from suppliers, related to their utilization of Neoforma’s order and contract management solutions, over the same period. Trading Partner Services revenue increased from the $1.4 million recorded in the same period in the prior year, primarily due to increases in revenue from Neoforma’s data management and materials management solutions.

During the third quarter, Neoforma continued to diversify its revenue streams. The Company generated more than 15% of its adjusted revenue from sources other than Novation, up from 14% in the second quarter of 2003 and 7% in the third quarter of 2002.

Neoforma classifies non-cash amortization of partnership costs as an offset against related party revenue under EITF No. 01-9, which became effective for the Company in January 2002. This accounting treatment has no impact on the Company’s loss from operations, net loss, net loss per share or total cash flow because the reductions to operating expenses and revenue are equal.

In the third quarter, Neoforma’s total GAAP operating expenses were $18.3 million, an improvement over the $22.3 million in the third quarter of 2002. Adjusted operating expenses were $14.7 million in the third quarter, a slight increase from the $14.6 million in the same quarter in the previous year.

On a GAAP basis, Neoforma reported a loss from operations of $15.4 million in the third quarter, improving significantly over the $20.9 million loss in the third quarter of 2002. During the quarter, Neoforma achieved $5.8 million in EBITDA, an increase from the $5.5 million achieved in the same quarter in the prior year.

As of September 30, 2003, Neoforma’s cash, cash equivalents and short-term investments totaled $28.0 million. During the quarter, total cash flow equaled $6.0 million and free cash flow equaled $5.3 million. Free cash flow is calculated as net cash used in operating activities plus amortization of partnership costs offset against related party revenue, minus purchases of property and equipment.

During the third quarter, Neoforma’s total and free cash flow included $18.0 million received from Novation under the outsourcing and operating agreement, of which $17.3 million was recognized as related party revenue and $700,000 was deferred. During the fourth quarter, Neoforma expects to recognize $17.3 million in related party revenue, consisting of $15.2 million in cash from Novation and recognition of a total of $2.1 million in revenue that was deferred during the first nine months of the year.

“Neoforma generated strong cash flow during the quarter, and we will manage our cash prudently as we continue to build Neoforma for the long term,” says Andrew Guggenhime, chief financial officer.

About Neoforma

Neoforma is a leading supply chain management solutions provider for the healthcare industry. Through a unique combination of technology, information and services, Neoforma provides innovative solutions to over 1,450 hospitals and suppliers, supporting more than $8 billion in annualized transaction volume. By bringing together contract information and order data, Neoforma’s integrated solution set delivers a comprehensive view of an organization’s supply chain, driving significant cost savings and better decision-making for both hospitals and suppliers. For more information, point your browser to http://www.neoforma.com.

###

This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements related to Neoforma’s leadership position, Neoforma helping the healthcare supply chain operate more efficiently, our customers’ ability to turn data into actionable information, thus providing immediate value, the anticipated purchase of certain I-many, Inc. assets and the continued diversification of Neoforma’s revenue streams. There are a number of risks that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include the willingness of hospitals and suppliers to accept Neoforma’s business model of providing supply chain management solutions for the healthcare industry, risks related to pending acquisitions and the ability of Neoforma to manage its growth and related technological challenges. These risks and other risks are described in Neoforma’s periodic reports filed with the SEC, including its Form 10-K for the year 2002 and its Form 10-Q for the quarter ended June 30, 2003. These statements are current as of the date of this release and Neoforma assumes no obligation to update the forward-looking information contained in this news release.

Neoforma is a trademark of Neoforma, Inc. Other Neoforma logos, product names and service names are also trademarks of Neoforma, Inc., which may be registered in other countries. Other product and brand names are trademarks of their respective owners.

Contacts:

Rebecca Oles, Neoforma, media, 408.468.4363, rebecca.oles@neoforma.com

Amanda Mogin, Neoforma, investors, 408.468.4251, amanda.mogin@neoforma.com

John Snyder, for Neoforma, investors, 206.262.0291, john@snyderir.com

NEOFORMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003
REVENUE:
Marketplace revenue:
Related party, net of amortization of partnership costs of $18,452, $17,300, $49,355 and $51,603 for the three months ended September 30, 2002 and 2003, and for the nine months ended September 30, 2002 and 2003, respectively.	$—	$—	$—	$297
Other	248	1,016	737	2,371

Total Marketplace revenue	248	1,016	737	2,668
Trading Partner Services revenue	1,180	1,896	1,884	5,365

Total revenue	1,428	2,912	2,621	8,033
OPERATING EXPENSES:
Cost of services	2,312	1,895	6,475	4,754
Operations	6,459	4,947	13,305	14,888
Product development	4,381	4,451	12,120	13,377
Selling and marketing	3,095	4,648	9,391	14,258
General and administrative	3,583	2,242	11,283	8,339
Amortization of intangibles	32	147	32	441
Amortization of partnership costs	1,290	14	8,936	847
Write-off of purchased software	6	—	250	—
Write-off of acquired in-process research and development	110	—	110	—
Restructuring	—	—	(68)	—
Write-down of non-marketable investments, net	—	—	(184)	—
Write-down of note receivable	1,053	—	1,053	—
Loss on divested business	—	—	59	—

Total operating expenses	22,321	18,344	62,762	56,904

Loss from operations	(20,893)	(15,432)	(60,141)	(48,871)
OTHER EXPENSE	(225)	(202)	(537)	(762)

Net loss	$(21,118)	$(15,634)	$(60,678)	$(49,633)

NET LOSS PER SHARE:
Basic and diluted	$(1.24)	$(0.85)	$(3.65)	$(2.76)

Weighted average shares — basic and diluted	16,985	18,445	16,623	17,990

In addition to our consolidated financial statements presented in accordance with GAAP, Neoforma, Inc. uses non-GAAP, or adjusted, measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude the application of EITF No. 01-9 and certain expenses, gains and losses. Neoforma management believes that the non-GAAP adjusted results provide added insight into the Company's performance by focusing on results generated by the Company's ongoing core operations. Neoforma management uses the non-GAAP adjusted results when assessing the performance of its ongoing core operations, in making resource allocation decisions and for planning and forecasting. Additionally, incentive compensation for the Company, including management, is based on results on this basis. In addition, because we historically have reported adjusted results, we believe the inclusion of comparative numbers provides consistency in our financial reporting. The non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NEOFORMA, INC.

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003
REVENUE:
Marketplace revenue:
Related party	$18,452	$17,300	$49,355	$51,900
Other	248	1,016	737	2,371

Total adjusted marketplace revenue	18,700	18,316	50,092	54,271
Trading partner services revenue	1,353	2,135	2,343	5,832

Total adjusted revenue	20,053	20,451	52,435	60,103
OPERATING EXPENSES:
Cost of services	1,986	1,744	5,448	4,301
Operations	3,581	2,638	9,174	7,199
Product development	3,730	4,068	10,065	12,066
Selling and marketing	2,545	4,244	7,545	12,930
General and administrative	2,731	1,999	7,631	6,852

Adjusted operating expenses	14,573	14,693	39,863	43,348

EBITDA	5,480	5,758	12,572	16,755
OTHER EXPENSE	(225)	(202)	(537)	(762)

Adjusted net income	$5,255	$5,556	$12,035	$15,993

ADJUSTED NET INCOME PER SHARE:
Basic	$0.31	$0.30	$0.72	$0.89

Weighted average shares — basic	16,985	18,445	16,623	17,990

(1) These adjusted condensed consolidated statements of operations exclude the impact of EITF No. 01-9 and certain expenses, gains and losses. Under EITF No. 01-9, the Company offsets non-cash amortization of partnership costs against related party revenue in an amount equal to the lesser of the two in any period. Any amortization of partnership costs in excess of related party revenue in any period is classified as an operating expense. As a result of the adoption of EITF No. 01-9, the Company offset approximately $18,625, $17,539, $49,814 and $52,070 of amortization of partnership costs against related party revenue in its GAAP condensed consolidated statements of operations for the three months ended September 30, 2002 and 2003, and for the nine months ended September 30, 2002 and 2003, respectively. As reclassifications, the application of EITF No. 01-9 had no impact on loss from operations, net loss or net loss per share. The excluded expenses, gains and losses consisted of depreciation, amortization of intangibles, amortization of deferred compensation, amortization of partnership costs, write-off of purchased software, write-off of acquired in-process research and development, restructuring, write-down of non-marketable investments, net, write-down of note receivable and loss on divested business.

NEOFORMA, INC.

RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30, 2003
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation	Amortization of Deferred Compensation
REVENUE:
Marketplace revenue:
Related party	$17,300	$—	$(17,300)	$—	$—	$—
Other	1,016	—	—	—	—	1,016

Total Marketplace revenue	18,316	—	(17,300)	—	—	1,016
Trading Partner Services revenue	2,135	—	(239)	—	—	1,896

Total revenue	20,451	—	(17,539)	—	—	2,912
OPERATING EXPENSES:
Cost of services	1,744	—	—	126	25	1,895
Operations	2,638	—	—	2,299	10	4,947
Product development	4,068	—	—	324	59	4,451
Selling and marketing	4,244	—	—	312	92	4,648
General and administrative	1,999	—	—	185	58	2,242

Adjusted operating expenses	14,693

EBITDA	5,758
Depreciation	—	3,246	—	(3,246)	—	—
Amortization of intangibles	—	147	—	—	—	147
Amortization of deferred compensation	—	244	—	—	(244)	—
Amortization of partnership costs	—	17,553	(17,539)	—	—	14

Total operating expenses		21,190	(17,539)	—	—	18,344

Loss from operations		(21,190)	—	—	—	(15,432)
OTHER EXPENSE	(202)	—	—	—	—	(202)

Net income (loss)	$5,556	$(21,190)	$—	$—	$—	$(15,634)

NET INCOME (LOSS) PER SHARE:
Basic	$0.30					$(0.85)

Weighted average shares—basic	18,445					18,445

	Three Months Ended September 30, 2002
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation	Amortization of Deferred Compensation
REVENUE:
Marketplace revenue:
Related party	$18,452	$—	$(18,452)	$—	$—	$—
Other	248	—	—	—	—	248

Total Marketplace revenue	18,700	—	(18,452)	—	—	248
Trading Partner Services revenue	1,353	—	(173)	—	—	1,180

Total revenue	20,053	—	(18,625)	—	—	1,428
OPERATING EXPENSES:
Cost of services	1,986	—	—	248	78	2,312
Operations	3,581	—	—	2,788	90	6,459
Product development	3,730	—	—	472	179	4,381
Selling and marketing	2,545	—	—	271	279	3,095
General and administrative	2,731	—	—	255	597	3,583

Adjusted operating expenses	14,573

EBITDA	5,480
Depreciation	—	4,034	—	(4,034)	—	—
Amortization of intangibles	—	32	—	—	—	32
Amortization of deferred compensation	—	1,223	—	—	(1,223)	—
Amortization of partnership costs	—	19,915	(18,625)	—	—	1,290
Write-off of purchased software	—	6	—	—	—	6
Write-off of acquired in-process research and development	—	110	—	—	—	110
Write-down of note receivable	—	1,053	—	—	—	1,053

Total operating expenses		26,373	(18,625)	—	—	22,321

Loss from operations		(26,373)	—	—	—	(20,893)
OTHER EXPENSE	(225)	—	—	—	—	(225)

Net income (loss)	$5,255	$(26,373)	$—	$—	$—	$(21,118)

NET INCOME (LOSS) PER SHARE:
Basic	$0.31					$(1.24)

Weighted average shares—basic	16,985					16,985

NEOFORMA, INC.

RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Nine Months Ended September 30, 2003
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation	Amortization of Deferred Compensation
REVENUE:
Marketplace revenue:
Related party	$51,900	$—	$(51,603)	$—	$—	$297
Other	2,371	—	—	—	—	2,371

Total Marketplace revenue	54,271	—	(51,603)	—	—	2,668
Trading Partner Services revenue	5,832	—	(467)	—	—	5,365

Total revenue	60,103	—	(52,070)	—	—	8,033

OPERATING EXPENSES:
Cost of services	4,301	—	—	336	117	4,754
Operations	7,199	—	—	7,540	149	14,888
Product development	12,066	—	—	995	316	13,377
Selling and marketing	12,930	—	—	896	432	14,258
General and administrative	6,852	—	—	540	947	8,339

Adjusted operating expenses	43,348

EBITDA	16,755

Depreciation	—	10,307	—	(10,307)	—	—
Amortization of intangibles	—	441	—	—	—	441
Amortization of deferred compensation	—	1,961	—	—	(1,961)	—
Amortization of partnership costs	—	52,917	(52,070)	—	—	847

Total operating expenses		65,626	(52,070)	—	—	56,904

Loss from operations		(65,626)	—	—	—	(48,871)

OTHER EXPENSE	(762)	—	—	—	—	(762)

Net income (loss)	$15,993	$(65,626)	$—	$—	$—	$(49,633)

NET INCOME (LOSS) PER SHARE:
Basic	$0.89					$(2.76)

Weighted average shares—basic	17,990					17,990

	Nine Months Ended September 30, 2002
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation	Amortization of Deferred Compensation
REVENUE:
Marketplace revenue:
Related party	$49,355	$—	$(49,355)	$—	$—	$—
Other	737	—	—	—	—	737

Total Marketplace revenue	50,092	—	(49,355)	—	—	737
Trading Partner Services revenue	2,343	—	(459)	—	—	1,884

Total revenue	52,435	—	(49,814)	—	—	2,621

OPERATING EXPENSES:
Cost of services	5,448	—	—	811	216	6,475
Operations	9,174	—	—	3,875	256	13,305
Product development	10,065	—	—	1,529	526	12,120
Selling and marketing	7,545	—	—	944	902	9,391
General and administrative	7,631	—	—	888	2,764	11,283

Adjusted operating expenses	39,863

EBITDA	12,572

Depreciation	—	8,047	—	(8,047)	—	—
Amortization of intangibles	—	32	—	—	—	32
Amortization of deferred compensation	—	4,664	—	—	(4,664)	—
Amortization of partnership costs	—	58,750	(49,814)	—	—	8,936
Write-off of purchased software	—	250	—	—	—	250
Write-off of acquired in-process research and development	—	110	—	—	—	110
Restructuring	—	(68)	—	—	—	(68)
Write-down of non-marketable investments, net	—	(184)	—	—	—	(184)
Write-down of note receivable	—	1,053	—	—	—	1,053
Loss on divested business	—	59	—	—	—	59

Total operating expenses		72,713	(49,814)	—	—	62,762

Loss from operations		(72,713)	—	—	—	(60,141)

OTHER EXPENSE	(537)	—	—	—	—	(537)

Net income (loss)	$12,035	$(72,713)	$—	$—	$—	$(60,678)

NET INCOME (LOSS) PER SHARE:
Basic	$0.72					$(3.65)

Weighted average shares—basic	16,623					16,623

NEOFORMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

ASSETS
	December 31, 2002	September 30, 2003
CURRENT ASSETS:
Cash and cash equivalents	$23,277	$26,519
Short-term investments	1,305	1,435
Accounts receivable, net of allowance for doubtful accounts	1,828	4,171
Related party accounts receivable	800	519
Prepaid expenses and other current assets	3,357	3,101

Total current assets	30,567	35,745

PROPERTY AND EQUIPMENT, net	16,821	9,800
INTANGIBLES, net of amortization	2,610	2,168
GOODWILL	1,414	1,414
CAPITALIZED PARTNERSHIP COSTS, net of amortization	166,451	120,691
NON-MARKETABLE INVESTMENTS	83	83
RESTRICTED CASH	1,020	1,020
OTHER ASSETS	1,844	1,839

Total assets	$220,810	$172,760

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Notes payable, current portion	$4,000	$393
Accounts payable	3,803	2,207
Accrued payroll	7,776	3,783
Other accrued liabilities	4,288	2,938
Deferred revenue, current portion	3,027	5,562

Total current liabilities	22,894	14,883

DEFERRED RENT	623	650
DEFERRED REVENUE, less current portion	1,689	473
OTHER LIABILITIES	105	—
ACCRUED INTEREST ON RELATED PARTY NOTES PAYABLE	2,516	245
NOTES PAYABLE, less current portion:
Due to related party	14,000	14,000
Other	152	46

Total notes payable, less current portion	14,152	14,046

STOCKHOLDERS’ EQUITY:
Common Stock $0.001 par value:
Authorized — 300,000 shares at September 30, 2003
Issued and outstanding: 17,691 and 18,645 shares at December 31, 2002 and September 30, 2003, respectively	18	19
Warrants	80	80
Additional paid-in capital	814,162	824,161
Notes receivable from stockholders	(6,460)	(5,420)
Deferred compensation	(2,649)	(424)
Unrealized loss on available-for-sale securities	—	—
Accumulated deficit	(626,320)	(675,953)

Total stockholders’ equity	178,831	142,463

Total liabilities and stockholders’ equity	$220,810	$172,760

NEOFORMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2002	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(60,678)	$(49,633)
Adjustments to reconcile net loss to net cash used in operating activities:
Employee stock compensation	268	10
Provision for doubtful accounts	83	271
Depreciation and amortization of property and equipment	8,047	10,307
Write-off of purchased software	250	—
Amortization of intangibles	32	441
Amortization of partnership costs classified as an operating expense	8,936	847
Amortization of deferred compensation	4,664	1,961
Amortization of deferred debt costs	175	—
Write-off of in-process research and development	110	—
Write-down of note receivable	1,053	—
Loss on divested business	59	—
Accrued interest receivable on stockholder notes receivable	(54)	(19)
Change in assets and liabilities, net of divestitures:
Restricted cash	500	—
Accounts receivable	723	(2,333)
Prepaid expenses and other current assets	(2,249)	257
Other assets	1,156	5
Accounts payable	(648)	(1,596)
Accrued liabilities and accrued payroll	(314)	(4,246)
Deferred revenue	(198)	1,319
Deferred rent	95	27
Accrued interest payable on related party notes payable	1,425	(2,271)

Net cash used in operating activities	(36,565)	(44,653)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investments	—	(2,789)
Proceeds from the sale or maturity of marketable investments	—	2,659
Cash paid in connection with the acquisition of MedContrax, Inc. and Med-ecorp, Inc.	(1,494)	—
Purchases of property and equipment	(2,097)	(3,286)

Net cash used in investing activities	(3,591)	(3,416)

CASH FLOWS FROM FINANCING ACTIVITIES:
Amortization of partnership costs offset against related party revenue	49,814	52,070
Repayments of notes payable	(2,204)	(3,713)
Cash received related to options exercised	201	805
Proceeds from the issuance of common stock under the employee stock purchase plan	813	1,087
Common stock repurchased, net of notes receivable issued to common stockholders	—	(2)
Collections of notes receivable from stockholders	16	1,064

Net cash provided by financing activities	48,640	51,311

Net increase in cash and cash equivalents	8,484	3,242
Cash and cash equivalents, beginning of period	14,096	23,277

Cash and cash equivalents, end of period	$22,580	$26,519